NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Energy, Inc. Announces Organizational Changes with a Focus on Regional Operations

Minneapolis; March 16, 2004—NRG Energy, Inc. announced today that it has completed a review of its organizational structure and is proceeding with plans to implement a new regional business strategy and structure. The new structure calls for a reorganized leadership team and a corporate headquarters relocation.

NRG has appointed regional presidents who will manage the asset portfolio for the Company’s core regions — Northeast, West, South Central and Australia — as individual regional businesses. The regional businesses will rely on corporate headquarters staff to provide professional services and to perform usual corporate functions.

NRG also announced functional business areas and the senior leadership team for the new business structure:

•	Scott Davido will become Executive Vice President and Regional President, Northeast Region. Davido most recently served as Senior Vice President and General Counsel for NRG.

•	John Brewster will serve as Executive Vice President, Corporate Operations and Regional President, South Central Region. Brewster was formerly Senior Vice President, Worldwide Operations.

•	Ershel Redd has been named Executive Vice President, Commercial Operations and Regional President, Western Region. Previously, Redd served as Senior Vice President, Commercial Operations.

•	Tom Richardson will continue as Vice President, Australia Region and Managing Director of Australia.

•	Tim O’Brien, who most recently served as Deputy General Counsel for NRG, has been named Vice President and General Counsel.

•	Denise Wilson will continue to serve as Vice President, Human Resources.

•	Bob Henry has joined NRG as Vice President, Business Operations and will oversee NRG’s Thermal, Portfolio Management, Business Processes and Information Technology divisions. Prior to joining NRG, Henry served as General Counsel at ABB Equity Ventures, an international independent power producer.

•	As previously announced, NRG has appointed Robert Flexon to be Executive Vice President and Chief Financial Officer effective March 29, 2004.

In a move intended to increase the company’s effectiveness in serving its stakeholders, the corporate headquarters will be moved to a yet to be finalized location within NRG’s northeast region.

“Power generation is fundamentally a local business and, for NRG, the northeast has our greatest concentration of plants and employees as well as external stakeholders such as regulators, customers and investors,” said David Crane NRG’s President and Chief Executive Officer.

NRG’s restructuring also calls for a streamlined corporate headquarters staff as functions are shifted to the regions. The new NRG corporate structure calls for a staff of approximately 140 employees. NRG currently has approximately 240 individuals at its Minneapolis headquarters. The Company’s headquarters will remain open through the transition, which is expected to begin in September 2004 and run through March 2005. NRG anticipates being able to announce the new headquarters location by mid-April.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generation facilities. Its operations include competitive energy production and cogeneration facilities, thermal energy production and energy resource recovery facilities.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to, the success of the organizational restructuring and increase in effectiveness, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, costs associated with the restructuring and failure to obtain desired effectiveness and failure to retain key employees.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, see NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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Contacts:	Investor Inquiries Katy Sullivan, 612.373.8875 Media Inquiries Lesa Bader, 612.373.6992